Exhibit 99.1

M.D.C. HOLDINGS, INC.
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 31, 2008

Contact:	Robert N. Martin
Investor Relations
(720) 977-3431
bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2008 RESULTS
•	Cash flow from operations of $106.0 million

•	Quarter-end cash and investments of $1.37 billion

•	No borrowings on homebuilding line of credit

•	Pre-tax loss of $117.0 million; includes asset impairments of $95.4 million

•	Net loss of $118.0 million vs. $155.4 million in 2007

•	Diluted loss per share of $2.55 vs. $3.40 in 2007

•	Total revenue of $361.2 million vs. $686.7 million in 2007

•	G&A expenses of $51.6 million vs. $76.6 million in 2007, down 33%

•	Closed 1,116 homes at an average selling price of $301,700

•	Net orders for 667 homes with an estimated value of $182.0 million
     DENVER, Friday, October 31, 2008 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended September 30, 2008 of $118.0 million, or $2.55 per diluted share, which included pre-tax charges of $95.4 million for asset impairments. This 2008 third quarter net loss also was impacted adversely by a $61.1 million increase in our deferred tax asset valuation allowance, which contributed to the recognition of a provision for income taxes during the quarter. The net loss for the third quarter of 2007 was $155.4 million, or $3.40 per diluted share, including pre-tax charges of $249.0 million for asset impairments. Total revenue
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M.D.C. HOLDINGS, INC.
for the third quarter of 2008 was $361.2 million, compared with revenue of $686.7 million for the same period in 2007.
     Net loss for the nine months ended September 30, 2008 was $291.5 million, or $6.32 per diluted share, which included pre-tax charges of $238.5 million for asset impairments. This net loss for the first nine months of 2008 also was impacted adversely by a $115.1 million increase in our deferred tax asset valuation allowance, which reduced our benefit from income taxes. The net loss for the first nine months of 2007 was $355.8 million, or $7.79 per diluted share, including pre-tax charges of $551.4 million for asset impairments. Total revenue for the first nine months of 2008 was $1.18 billion, compared with revenue of $2.15 billion for the same period in 2007.
     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “As national economic conditions continued to deteriorate during the third quarter of 2008, we generated in excess of $100 million in operating cash flow, largely through our efforts to reduce inventory balances and overhead expenses. As a result, we ended the quarter with $1.37 billion in cash and investments. Though many businesses across the country have struggled in the wake of tightening credit markets and overall market volatility, we believe that our capital structure currently provides us with adequate resources to pursue opportunistic land investments, given that our quarter-end cash and investments exceeded our total debt by more than $300 million and that our next debt maturity does not occur until 2012.”
Homebuilding Results
     Homebuilding loss before taxes for the quarter and nine months ended September 30, 2008 improved to $99.1 million and $270.8 million, respectively, compared with $258.0 million and $568.3 million for the same periods in 2007. The loss in 2008 narrowed in large part due to declines in asset impairment charges of 62% and 57%, respectively, for the third quarter and first nine months of 2008, and declines in homebuilding commissions, marketing and general and administrative expenses (“SG&A”) of 44% and 45%, respectively, from the comparative 2007 periods. These decreases in expenses and charges were offset partially by the impact of reductions in home closings and average selling prices from the levels achieved during the same periods in 2007.
     The Company closed 1,116 homes and produced home gross margins of 15.3% in the 2008 third quarter, compared with 1,963 home closings and home gross margins of 14.1% for the same period in 2007. For the nine months ended September 30, 2008, the Company closed 3,544 homes and produced home gross margins of 12.7%, compared with 5,995 home closings and 14.7% home gross margins for the nine months ended September 30, 2007. Average selling prices were $301,700 and $303,200, respectively, for the quarter and nine months ended September 30, 2008, down $30,000 and $38,900, respectively, from the same periods in 2007. Homebuilding SG&A decreased to $59.3 million and $183.0 million, respectively, for the three
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M.D.C. HOLDINGS, INC.
and nine months ended September 30, 2008, compared with $105.2 million and $330.1 million for the same periods in the prior year.
     Christopher M. Anderson, MDC’s senior vice president and chief financial officer, said, “We recognized $95 million of asset impairments charges during the quarter, including $91 million of inventory impairment charges. We impaired our land inventory by $70 million and our work-in-process inventory by $21 million, impacting approximately 3,500 lots in 150 subdivisions. The quarter-end book value of the impaired subdivisions after the impairments was $213 million, consisting of $55 million of land and $158 million of work-in-process. As was the case in the prior quarter, impairments in the West and Mountain segments accounted for more than 80% of all inventory impairments recorded in the 2008 third quarter.”
     Anderson continued, “In the interest of preserving value for our shareholders, we continued to evaluate strategies for reducing our overhead during the quarter, and as a part of that process we made the decision to exit the Illinois market. We continue to build on or sell the lots we control in this market but currently have no plans to evaluate any new land investments.”
     Anderson concluded, “We also made adjustments to our operating structure in most of our other markets and, as a result, our employee headcount decreased by more than 10% in the third quarter alone. Unfortunately, these difficult steps are necessary to return our Company to profitability. However, even as we right-size our organization, we continue to search for opportunities to make new investments to capitalize on current market conditions.”
Financial Services and Other and Corporate Results
     Income before taxes from the Company’s Financial Services and Other segment for the quarter and nine months ended September 30, 2008 was $3.4 million and $8.1 million, respectively, compared with $5.0 million and $16.8 million for the same periods in the previous year. The decreases in the 2008 periods primarily resulted from lower insurance revenue due to lower insurance premiums collected from our homebuilding subcontractors as a result of the decline in home construction levels. The Company also realized lower gains on sales of mortgage loans, as the dollar volumes of mortgage loan originations and mortgage loans sold declined in conjunction with builder home closings, which were offset by reductions in general and administrative expenses for our mortgage operations.
     Loss before taxes from the Company’s Corporate segment for the quarter and nine months ended September 30, 2008 was $21.3 million and $33.0 million, respectively, compared with income before taxes of $1.7 million and loss before taxes of $14.5 million for the same periods in 2007. The decline for both periods primarily resulted from reduced supervisory fees charged to other segments, an increase in interest expense related to incurred amounts that could no longer be capitalized to inventory and the impact of recording an $8.0 million gain on the sale of an aircraft during the 2007 third quarter.
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M.D.C. HOLDINGS, INC.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 667 homes with an estimated sales value of $182.0 million during the 2008 third quarter, compared with net orders for 1,228 homes with an estimated sales value of $365.0 million during the same period in 2007. For the nine months ended September 30, 2008, the Company received net orders for 2,724 homes with a sales value of $786 million, compared with 5,756 homes with a sales value of $1.92 billion for the nine months ended September 30, 2007. During the third quarter and first nine months of 2008, the Company’s approximate order cancellation rate was 46% and 43%, respectively, compared with rates of 57% and 44% experienced during the same periods in 2007. The Company ended the third quarter of 2008 with a backlog of 1,127 homes with an estimated sales value of $364.0 million, compared with a backlog of 3,399 homes with an estimated sales value of $1.21 billion at September 30, 2007.
     Since 1972, MDC has built and financed the American dream for more than 150,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and
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M.D.C. HOLDINGS, INC.
the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission (“SEC”), and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which is scheduled to be filed with the SEC today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
REVENUE
Home sales revenue	$336,744	$651,124	$1,074,629	$2,050,737
Land sales revenue	15,850	2,700	56,699	12,151
Other revenue	8,655	32,837	47,964	85,605

Total Revenue	361,249	686,661	1,179,292	2,148,493

COSTS AND EXPENSES

Home cost of sales	285,367	559,402	937,947	1,749,165
Land cost of sales	14,775	452	49,559	7,740
Asset impairments	95,388	248,950	238,498	551,422
Marketing expenses	18,797	28,694	58,350	87,144
Commission expenses	12,297	23,900	40,389	71,530
General and administrative expenses	51,596	76,482	150,276	247,229
Related party expenses	3	95	13	286

Total Costs and Expenses	478,223	937,975	1,475,032	2,714,516

Loss before income taxes	(116,974)	(251,314)	(295,740)	(566,023)
(Provision for) benefit from income taxes	(997)	95,936	4,223	210,175

NET LOSS	$(117,971)	$(155,378)	$(291,517)	$(355,848)

LOSS PER SHARE

Basic	$(2.55)	$(3.40)	$(6.32)	$(7.79)

Diluted	$(2.55)	$(3.40)	$(6.32)	$(7.79)

WEIGHTED-AVERAGE SHARES OUTSTANDING

Basic	46,219	45,751	46,094	45,659

Diluted	46,219	45,751	46,094	45,659

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.75	$0.75

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$1,160,868	$1,004,763
Short-term investments	94,767	—
Restricted cash	979	1,898
Unsettled trades	115,135	—
Receivables
Home sales receivables	25,489	33,647
Income taxes receivable, net	99,290	36,988
Other receivables	18,053	16,796
Mortgage loans held-for-sale, net	60,925	100,144
Inventories, net
Housing completed or under construction	541,866	902,221
Land and land under development	254,360	554,336
Property and equipment, net	37,701	44,368
Deferred income taxes, net	13,505	160,565
Related party assets	28,627	28,627
Prepaid expenses and other assets, net	80,275	71,884

Total Assets	$2,531,840	$2,956,237

LIABILITIES
Accounts payable	$42,304	$71,932
Accrued liabilities	288,343	339,353
Related party liabilities	—	1,701
Mortgage line of credit	30,534	70,147
Senior notes, net	997,416	997,091

Total Liabilities	1,358,597	1,480,224

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 46,598,000 and 46,549,000 issued and outstanding, respectively, at September 30, 2008, and 46,084,000 and 46,053,000 issued and outstanding, respectively, at December 31, 2007	466	461
Additional paid-in-capital	779,847	757,039
Retained earnings	393,589	719,841
Accumulated other comprehensive loss	—	(669)
Treasury stock, at cost; 49,000 and 31,000 shares at September 30, 2008 and December 31, 2007, respectively	(659)	(659)

Total Stockholders’ Equity	1,173,243	1,476,013

Total Liabilities and Stockholders’ Equity	$2,531,840	$2,956,237

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
REVENUE
Homebuilding
West	$195,073	$389,309	$639,623	$1,277,012
Mountain	72,572	138,439	230,503	418,300
East	52,420	72,368	161,939	205,523
Other Homebuilding	38,411	60,364	115,916	184,195

Total Homebuilding	358,476	660,480	1,147,981	2,085,030
Financial Services and Other	9,545	14,652	28,318	47,836
Corporate	(2,709)	16,048	14,215	30,510
Inter-company adjustments	(4,063)	(4,519)	(11,222)	(14,883)

Consolidated	$361,249	$686,661	$1,179,292	$2,148,493

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(47,741)	$(197,917)	$(142,723)	$(462,547)
Mountain	(30,085)	(925)	(80,720)	3,218
East	(14,854)	(15,998)	(27,502)	(27,168)
Other Homebuilding	(6,388)	(43,158)	(19,871)	(81,776)

Total Homebuilding	(99,068)	(257,998)	(270,816)	(568,273)
Financial Services and Other	3,414	5,018	8,119	16,776
Corporate	(21,320)	1,666	(33,043)	(14,526)

Consolidated	$(116,974)	$(251,314)	$(295,740)	$(566,023)

INVENTORY IMPAIRMENTS
West	$49,258	$190,490	$135,921	$445,124
Mountain	25,195	6,930	59,249	16,707
East	12,551	16,237	22,298	24,669
Other Homebuilding	3,816	35,293	12,240	64,922

Consolidated	$90,820	$248,950	$229,708	$551,422

	September 30,	December 31,	September 30,	December 31,
	2008	2007	2007	2006
TOTAL ASSETS
Homebuilding
West	$383,540	$747,835	$1,157,760	$1,869,442
Mountain	381,435	474,203	535,568	535,554
East	163,492	250,658	308,070	333,902
Other Homebuilding	86,790	125,003	168,990	266,326

Total Homebuilding	1,015,257	1,597,699	2,170,388	3,005,224
Financial Services and Other	129,587	174,617	142,456	284,791
Corporate	1,432,853	1,229,178	1,091,566	657,917
Inter-company adjustments	(45,857)	(45,257)	(43,157)	(38,057)

Consolidated	$2,531,840	$2,956,237	$3,361,253	$3,909,875

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses Homebuilding Segments	$28,240	$52,561	$(24,321)	-46%	$84,215	$171,419	$(87,204)	-51%
Financial Services and Other Segment	6,131	9,635	(3,504)	-36%	20,199	31,060	(10,861)	-35%
Corporate Segment (1)	17,228	14,381	2,847	20%	45,875	45,036	839	2%

Total	$51,599	$76,577	$(24,978)	-33%	$150,289	$247,515	$(97,226)	-39%

SG&A as a % of Home Sales Revenue Homebuilding Segments	17.6%	16.1%	1.5%		17.0%	16.1%	0.9%
Corporate Segment (1)	5.1%	2.2%	2.9%		4.3%	2.2%	2.1%

Depreciation and Amortization (2)	$8,902	$11,777	$(2,875)	-24%	$26,860	$33,994	$(7,134)	-21%

Home Gross Margins (3)	15.3%	14.1%	1.2%		12.7%	14.7%	-2.0%
Interest in Home Cost of Sales as a % of Home Sales Revenue	2.9%	2.2%	0.7%		3.9%	1.9%	2.0%

Cash Provided by Operating Activities	$106,046	$136,246	$(30,200)	-22%	$428,349	$335,568	$92,781	28%
Cash Used in Investing Activities	$(210,199)	$(6,307)	$(203,892)	N/A	$(210,315)	$(8,362)	$(201,953)	N/A
Cash Used in Financing Activities	$(31,796)	$(68,839)	$37,043	-54%	$(61,929)	$(105,674)	$43,745	-41%

Corporate and Homebuilding Interest Interest capitalized during the period	$3,749	$14,444	$(10,695)	-74%	$32,666	$43,320	$(10,654)	-25%
Previously capitalized interest included in home cost of sales during the period	$(9,689)	$(14,428)	$4,739	-33%	$(42,419)	$(39,971)	$(2,448)	6%
Interest Capitalized in Inventories at End of Period	$43,734	$54,004	$(10,270)	-19%	$43,734	$54,004	$(10,270)	-19%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three and nine months ended September 30, 2008, we closed homes on lots for which we had previously recorded $68.5 million and $182.1 million, respectively, of asset impairments. During the three and nine months ended September 30, 2007, we closed homes on lots for which we had previously recorded $28.6 million and $56.6 million, respectively, of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$198,780	$286,192	$(87,412)	-31%	$576,565	$930,769	$(354,204)	-38%
Principal amount of mortgage loans brokered	$34,977	$118,580	$(83,603)	-71%	$141,147	$364,813	$(223,666)	-61%
Capture Rate	71%	54%	17%		65%	55%	10%
Including brokered loans	82%	73%	9%		78%	74%	4%
Mortgage products (% of mortgage loans originated)
Fixed rate	97%	86%	11%		97%	78%	19%
Adjustable rate — interest only	0%	11%	-11%		1%	20%	-19%
Adjustable rate — other	3%	3%	0%		2%	2%	0%

Prime loans (4)	46%	86%	-40%		51%	77%	-26%
Alt A loans (5)	0%	0%	0%		0%	14%	-14%
Government loans (6)	54%	14%	40%		49%	9%	40%
Sub-prime loans (7)	0%	0%	0%		0%	0%	0%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply with the documentation standards of the government sponsored enterprise guidelines.

(6)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(7)	Sub-prime loans generally are defined as loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	September 30,	December 31,	September 30,
	2008	2007	2007
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	364	515	493
Unsold Home Under Construction — Frame	495	656	862
Unsold Home Under Construction — Foundation	123	229	196

Total Unsold Homes Under Construction	982	1,400	1,551
Sold Homes Under Construction	852	1,350	2,791
Model Homes	428	730	758

Homes Completed or Under Construction	2,262	3,480	5,100

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,612	2,969	3,962
California	873	1,491	1,867
Nevada	934	1,549	1,879

West	3,419	6,009	7,708

Colorado	2,638	2,992	2,904
Utah	731	863	900

Mountain	3,369	3,855	3,804

Maryland	192	302	307
Virginia	256	369	417

East	448	671	724

Delaware Valley	117	151	141
Florida	254	638	849
Illinois	155	191	201

Other Homebuilding	526	980	1,191

Total	7,762	11,515	13,427

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	September 30,	December 31,	September 30,
	2008	2007	2007
LOTS CONTROLLED UNDER OPTION
Arizona	431	512	388
California	149	157	157
Nevada	101	4	4

West	681	673	549

Colorado	183	262	258
Utah	—	—	—

Mountain	183	262	258

Maryland	349	558	605
Virginia	1,050	1,311	1,769

East	1,399	1,869	2,374

Delaware Valley	82	327	315
Florida	407	484	497
Illinois	—	—	—

Other Homebuilding	489	811	812

Total	2,752	3,615	3,993

NON-REFUNDABLE OPTION DEPOSITS
Cash	$5,004	$6,292	$8,093
Letters of Credit	4,913	6,547	8,287

Total Non-Refundable Option Deposits	$9,917	$12,839	$16,380

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
HOMES CLOSED (UNITS)
Arizona	307	700	(393)	-56%	1,038	1,997	(959)	-48%
California	155	237	(82)	-35%	472	831	(359)	-43%
Nevada	210	310	(100)	-32%	639	1,028	(389)	-38%

West	672	1,247	(575)	-46%	2,149	3,856	(1,707)	-44%

Colorado	155	219	(64)	-29%	443	583	(140)	-24%
Utah	54	162	(108)	-67%	214	568	(354)	-62%

Mountain	209	381	(172)	-45%	657	1,151	(494)	-43%

Maryland	55	71	(16)	-23%	150	181	(31)	-17%
Virginia	60	72	(12)	-17%	199	216	(17)	-8%

East	115	143	(28)	-20%	349	397	(48)	-12%

Delaware Valley	24	35	(11)	-31%	75	116	(41)	-35%
Florida	70	115	(45)	-39%	254	381	(127)	-33%
Illinois	26	41	(15)	-37%	60	68	(8)	-12%
Texas	—	1	(1)	N/A	—	26	(26)	N/A

Other Homebuilding	120	192	(72)	-38%	389	591	(202)	-34%

Total	1,116	1,963	(847)	-43%	3,544	5,995	(2,451)	-41%

AVERAGE SELLING PRICES PER HOME CLOSED
West
Arizona	$206.2	$247.9	$(41.7)	-17%	$220.2	$254.4	$(34.2)	-13%
California	435.5	492.4	(56.9)	-12%	422.4	524.7	(102.3)	-19%
Nevada	243.3	294.2	(50.9)	-17%	246.2	301.5	(55.3)	-18%

Mountain
Colorado	346.4	357.7	(11.3)	-3%	348.6	345.5	3.1	1%
Utah	331.4	363.3	(31.9)	-9%	336.4	359.8	(23.4)	-7%

East
Maryland	442.0	521.4	(79.4)	-15%	459.3	521.3	(62.0)	-12%
Virginia	458.5	484.1	(25.6)	-5%	459.5	491.4	(31.9)	-6%

Other Homebuilding
Delaware Valley	395.5	417.2	(21.7)	-5%	409.3	452.7	(43.4)	-10%
Florida	240.1	253.8	(13.7)	-5%	240.4	265.2	(24.8)	-9%
Illinois	351.7	396.1	(44.4)	-11%	347.8	381.7	(33.9)	-9%
Texas	—	110.0	N/A	N/A	—	129.6	N/A	N/A
Company Average	$301.7	$331.7	$(30.0)	-9%	$303.2	$342.1	$(38.9)	-11%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	216	385	(169)	-44%	792	1,750	(958)	-55%
California	87	152	(65)	-43%	394	849	(455)	-54%
Nevada	111	239	(128)	-54%	487	984	(497)	-51%

West	414	776	(362)	-47%	1,673	3,583	(1,910)	-53%

Colorado	105	153	(48)	-31%	385	677	(292)	-43%
Utah	17	41	(24)	-59%	105	390	(285)	-73%

Mountain	122	194	(72)	-37%	490	1,067	(577)	-54%

Maryland	25	36	(11)	-31%	112	227	(115)	-51%
Virginia	40	81	(41)	-51%	152	275	(123)	-45%

East	65	117	(52)	-44%	264	502	(238)	-47%

Delaware Valley	20	23	(3)	-13%	56	104	(48)	-46%
Florida	33	81	(48)	-59%	215	377	(162)	-43%
Illinois	13	37	(24)	-65%	26	109	(83)	-76%
Texas	—	—	—	N/A	—	14	(14)	N/A

Other Homebuilding	66	141	(75)	-53%	297	604	(307)	-51%

Total	667	1,228	(561)	-46%	2,724	5,756	(3,032)	-53%

Estimated Value of Orders for Homes, net	$182,000	$365,000	(183,000)	-50%	$786,000	$1,920,000	(1,134,000)	-59%
Estimated Average Selling Price of Orders for Homes, net	$272.9	$297.2	(24.3)	-8%	$288.5	$333.6	(45.1)	-14%
Cancellation Rate (8)	46%	57%	-11%		43%	44%	-1%

(8)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2008	2007	2007
BACKLOG (UNITS)
Arizona	346	592	1,257
California	125	203	445
Nevada	155	307	271

West	626	1,102	1,973

Colorado	155	213	347
Utah	69	178	287

Mountain	224	391	634

Maryland	88	126	233
Virginia	53	100	195

East	141	226	428

Delaware Valley	38	57	107
Florida	86	125	193
Illinois	12	46	64
Texas	—	—	—

Other Homebuilding	136	228	364

Total	1,127	1,947	3,399

Backlog Estimated Sales Value	$364,000	$650,000	$1,210,000

Estimated Average Selling Price of Homes in Backlog	$323.0	$333.8	$356.0

ACTIVE SUBDIVISIONS
Arizona	52	66	67
California	17	41	41
Nevada	25	39	41

West	94	146	149

Colorado	49	47	52
Utah	24	23	25

Mountain	73	70	77

Maryland	12	15	16
Virginia	16	18	21

East	28	33	37

Delaware Valley	2	4	4
Florida	12	20	23
Illinois	2	5	7

Other Homebuilding	16	29	34

Total	211	278	297

Average for quarter ended	220	287	303

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